ARTICLES OF AMENDMENT TO
ARTICLES FO INCORPORATION (PROFIT) Form 002
Filing Fee: $25.00 revised 12/28/2001
Deliver 2 copies to: Colorado Secretary of State
Business Division
1560 Broadway, Suite 200
Denver, CO 80202-5169
This document must be typed or machine printed
Please include a self-address envelope

FILED-CUSTOMER COPY DONETTA DAVIDSON COLORADO SECRETARY OF STATE 20021030226 M $75.00 SECRETARY OF STATE 02-08-2002 10:33:41

The undersigned corporation, pursuant to section 7-110-106, Colorado Revised Statutes (C.R.S.), delivers these Articles of Amendment to its Articles of Incorporation to the Colorado Secretary of State for filing, and states as follows:

  The name of the corporation is: CAPITAL RESERVE CORPORATION
  (If changing the name of the corporation, indicate name of corporation BEFORE the name change)
  The date the following amendment(s) to the Articles of Incorporation was adopted: NOV.19, 2001
  The text of each amendment adopted (include attachment if additional space needed): _______________________________________________________________________________
  If changing the corporation name, the new name of the corporation is: FACT CORPORATION
  If providing for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself: ______________________________________________________________________________
  Indicate manner in which amendment(s) was adopted (mark only one):

  ___ No shares have been issued or Directors elected - Adopted by Incorporator(s)
  ___ No shares have been issued but Directors have been elected - Adopted by the board of directors
  ___ Shares have been issued but shareholder action was not required - Adopted by the board of directors
  _X The number of votes cast for the amendment(s) by each voting group entitled to vote separately on the amendment(s) was sufficient for approval by that voting group - Adopted by the shareholders

  Effective date (if not to be effective upon filing) ___________(Not to exceed 90 days)
  The address to which the Secretary of State may send a copy of this document upon completion of filing (or to which the Secretary of State may return this document if filing is refused)is: c/o 1530- 9TH AVENUE S.E., CALGARY, ALBERTA, T2G 0T7

/s/ JACQUELINE R DANFORTH (individual's signature)	Signer's Name-printed JACQUELINE R. DANFORTH Signer's Title PRESIDENT

OPTIONAL. The electronic mail and /or Internet address for this entity is/are: e-mail _______________
___________________ Website___________________________________________________________

The Colorado Secretary of State may contact the following authorized person regarding this document:
Name W. Scott Lawler address 1530-9TH AVENUE S.E., CALGARY, ALBERTA, T2G 0T7
Voice (403) 693-8014 fax (403) 272-3620 e-mail _________________________________________

Disclaimer: This form, and any related instructions, are not intended to provide legal, business or tax advise, and are offered as a public service without representation or warranty. While this form is believed to satisfy minimum legal requirements as of its revision date, compliance with applicable law, as the same may be amended from time to time, remains the responsibility of the user of this form. Questions should be addressed to the user's attorney.